Exhibit 10.3

REVOLVING NOTE

$250,000	Date: as of February, 16, 2011
Due Date: February 16, 2012

FOR VALUE RECEIVED, TouchIt Technologies, Inc., a Nevada corporation whose address is Istanbul Trakya Serbest Bölgesi Atatürk Bulvari Ali Riza Efendicd., A4 Blok Çatalca, Istanbul Turkey (“Borrower”), promises to pay to the order of TCA GLOBAL CREDIT MASTER FUND, LP (hereinafter, together with any holder hereof, ”Lender”), whose address is 1404 Rodman Street, Hollywood, Florida 33020, on or before February 16, 2012 (the “Revolving Loan Maturity Date”), the lesser of (i) TWO-HUNDRED FIFTY THOUSAND DOLLARS ($250,000), or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Credit Agreement dated November 30, 2010, executed by and among Borrower, Andrew Brabin, Recep Talismna, and Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement”), and made available by Lender to Borrower at the maturity or maturities and in the amount or amounts stated on the records of Lender, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans outstanding from time to time, as provided in the Credit Agreement.  Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

This Revolving Note (“Note”) evidences the Revolving Loans incurred by Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated.  The holder of this Note is entitled to all of the benefits and security provided for in the Credit Agreement and the Security Agreement, of even date herewith, executed by and between Borrower and Lender.  All Revolving Loans shall be repaid by Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

Principal and interest shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrower.  Each Revolving Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Credit Agreement, Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note.

The Revolving Loans evidenced hereby have been made and/or issued and this Note has been delivered at Lender’s main office set forth above.  This Note shall be governed and construed in accordance with the laws of the State of Florida, in which state it shall be performed, and shall be binding upon Borrower and its legal representatives, successors, and assigns.  Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require Borrower, or any person liable for the payment of this Note, to pay interest in an amount or at a rate grater than the highest rate permissible under applicable law.  By acceptance hereof, Lender hereby warrants and represents to Borrower that Lender has no intention of charging a usurious rate of interest.  Should any interest or other charges paid by Borrower, or any parties liable for the payments made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the holder hereof.  Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by Florida law.  All such excess shall be automatically credited against and in reduction of the outstanding principal balance.  Any portion of such excess which exceeds the outstanding principal balance shall be paid by the holder hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrower, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

BORROWER:

TOUCHIT TECHNOLOGIES, INC.

By:	/s/ Andrew Brabin
Name:	Andrew Brabin
Title:	Chief Financial Officer